As filed with the Securities and Exchange Commission on October 31, 2019

Registration No. 333-233505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	7200	80-0103159
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	3600 Horizon Boulevard Trevose, Pennsylvania 19053 (215) 826-2800
(Address and telephone number of principal executive offices and principal place of business)

Austin So

Senior Vice President, Chief Legal Officer & Secretary

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Name, address and telephone number of agent for service)

With copy to:

David P. Oelman

Brittany A. Sakowitz

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE

PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

StoneMor Partners L.P. (the “Partnership”) previously registered up to 33,487,904 common units pursuant to the Registration Statement on Form S-1 (Registration No. 333-233505), filed with the Securities and Exchange Commission, which became effective on September 25, 2019. The Partnership reported it received subscriptions for 3,039,380 units for gross proceeds of $3,647,256.00. The Rights Offering expired at 5:00 p.m., Eastern Time, on October 25, 2019. In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 30,448,524 common units that remained unsold in the Rights Offering.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Trevose, State of Pennsylvania on October 31, 2019.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC, its General Partner

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer
(Principal Executive Officer)

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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